Exhibit 99.1

Idaho General Mines, Inc. - AMEX : GMO
_____________________________
10 N. Post Street, Suite 610
Spokane, WA 99201
Phone:(509) 838-1213
Fax:(509) 838-0457

IDAHO GENERAL MINES ANNOUNCES DEPARTURE OF ROBERT L. DUMONT

SPOKANE, WASHINGTON — July 13, 2007, Idaho General Mines (AMEX:GMO) today announced that Robert L. Dumont will leave Idaho General to accept a Chief Executive position outside the Company.  He will continue to provide consulting services to Idaho General on certain strategic initiatives.

Bruce D. Hansen, Chief Executive Officer, said, “I would like to thank Bobby for his significant contributions to Idaho General.  Bobby was instrumental in helping to grow the Company prior to my arrival and has provided valuable assistance in transitioning leadership responsibility to the new management team.  I wish Bobby all the best in his new role and look forward to his continued support as we progress the Mount Hope and Hall-Tonopah projects.”

Contact Information
Seth Foreman — Investor Relations                                 (303) 928-8591  sforeman@igmines.com

Website: http://www.igmines.com                                    Information:  info@igmines.com